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                          BRIGGS & STRATTON CORPORATION

             FORM 10-Q for Quarterly Period Ended December 31, 2000



                                                                EXHIBIT NO. 10.1



                   AMENDMENT TO BRIGGS & STRATTON CORPORATION
                    KEY EMPLOYEE SAVINGS AND INVESTMENT PLAN




         WHEREAS, the Corporation desires to amend the Briggs & Stratton Corporation Key Employee Savings and Investment Plan to make certain changes to the Plan;

         NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

         1.  Section 1.4 is amended to read as follows:


             "1.4   'Committee' means the Compensation Committee of the Board."

         2. The first sentence in Section 3.1(a) is revised to read as follows effective as of January 1, 2001:

                    "(a) A Participant in the Plan may (on a form provided by
             the Employer) elect to defer a whole percentage amount (not exceeding 16%) of the Participant's Regular Compensation earned during periods subsequent to such election."

         3. The first sentence in Section 3.2(a) is revised to read as follows effective as of January 1, 2001:

                    "(a) A Participant may elect to defer a whole percentage
             amount (not exceeding 16%) of the Participant's Total Bonus Payout paid during any Plan Year beginning after June 30, 2000."

         FURTHER RESOLVED, that the appropriate officers of this Corporation be and they hereby are authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the incorporation of the amendment into a restated Plan document.